EXHIBIT 10.1

                      THIRD AMENDMENT AND CONSENT AGREEMENT


     THIRD AMENDMENT AND CONSENT AGREEMENT, dated as of August 13, 1999 (this "Amendment"), to the Credit Agreement, dated as of January 28, 1998 (the Credit Agreement"), among NCI ACQUISITION CORPORATION, a Delaware corporation ("Holdings"), NATIONWIDE CREDIT, INC., a Georgia corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to thereto (the "Lenders"), LEHMAN BROTHERS INC., as advisor and arranger (in such capacity, the "Arranger"), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the "Syndication Agent"), FLEET CAPITAL CORPORATION, as administrative agent (in such capacity, the "Administrative Agent"), and BHF (USA) CAPITAL CORPORATION, as Documentation Agent (in such capacity, the "Documentation Agent").

                              W I T N E S S E T H:

     WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower; and

     WHEREAS, the Borrower has requested, and, upon this Amendment becoming effective, the Lenders have agreed, to amend certain provisions of the Credit Agreement as provided for in this Amendment;


     NOW, THEREFORE, the parties hereto hereby agree as follows:

     I. Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     II.  Amendments to Credit Agreement.

     III. 1. Amendments to Section 1.1.

               Section 1.1 of the Credit Agreement is hereby amended as follows:

               IV. (a) by deleting therefrom the following definitions in their respective entireties and substituting in lieu thereof the following definitions:

               "Aggregate Exposure": with respect to any Lender, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of such Lender's Tranche B Term Loans, (ii) the aggregate unpaid principal amount of such Lender's Tranche C Term Loans and (iii) the amount of such Lender's Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit.

               "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below:

                                             Base Rate     Eurodollar
                                               Loans         Loans

                  Revolving Credit Loans       2.500%        3.500%
                  Tranche B Term Loans         2.750%        3.750%
                  Tranche C Term Loans         3.000%        4.000%

               provided that, on and after the first Adjustment Date occurring after the completion of one full fiscal quarter of the Borrower after the Third Amendment Effective Date, the Applicable Margin with respect to Revolving Credit Loans, Tranche B Term Loans and Tranche C Term Loans will be determined pursuant to the Pricing Grid.

               "Excess Cash Flow": for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, (iv) an amount equal to the aggregate net non-cash loss on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income and
               (v) the net increase during such fiscal year (if any) in deferred tax accounts of the Borrower over (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income,
               (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (iii) the aggregate amount of all prepayments of Revolving Credit Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Credit Commitments and all optional prepayments of the Tranche B Term Loans and the Tranche C Term Loans during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including, without limitation, the Tranche B Term Loans and the Tranche C Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) increases in Consolidated Working Capital for such fiscal year, (vi) an amount equal to the aggregate net non-cash gain on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, and (vii) the net decrease during such fiscal year (if any) in deferred tax accounts of the Borrower.

               "Facility": each of (a) the Tranche B Term Loan Commitments and the Tranche B Term Loans made thereunder (the "Tranche B Term Loan Facility"), (b) the Tranche C Term Loans deemed to have been made hereunder (the "Tranche C Term Loan Facility") and (c) the Revolving Credit Commitments and the extensions of credit made thereunder (the "Revolving Credit Facility").

               "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date or beyond the date final payment is due on the Tranche B Term Loans or the Tranche C Term Loans shall end on the Revolving Credit Termination Date or such due date, as applicable;

               (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

               (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan. "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Tranche B Term Loans, Tranche C Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments).

               "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by Holdings, the Borrower or any of its Subsidiaries in connection therewith which are not applied to prepay the Tranche B Term Loans or Tranche C Term Loans or reduce the Revolving Credit Commitments pursuant to
               Section 2.10(b) as a result of the delivery of a Reinvestment Notice.

               "Required Lenders": the holders of more than 50% of (a) until the Closing Date, the Commitments and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Tranche B Term Loans, (ii) the aggregate unpaid principal amount of the Tranche C Term Loans and (iii) the Total Revolving Credit Commitments or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit.

               "Tranche C Term Loan": a term loan to the Borrower deemed to have been made under Section 2.4.

               "Tranche C Term Loan Lender": each Lender which is the holder of a Tranche C Term Loan.

               "Tranche C Term Loan Percentage": as to any Lender at any time, the percentage which the aggregate principal amount of such Lender's Tranche C Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche C Term Loans then outstanding.

               (b) by adding thereto the following definition in its proper alphabetical order:

               "Third Amendment Effective Date": the date of effectiveness of the Third Amendment and Consent Agreement, dated as of August 13, 1999, to this Agreement.



          2. Amendments to Section 2.3. Section 2.3 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

          2.3 Repayment of Tranche B Term Loans and Tranche C Term Loans. (a) The Tranche B Term Loan of each Tranche B Lender shall mature in 20 installments, commencing on June 30, 1999, each of which shall be in an amount equal to such Lender's Tranche B Term Loan Percentage multiplied by the amount set forth below opposite such installment:

                   Installment                           Principal Amount
                   June 30, 1999                             $62,500
                   September 30, 1999                         62,500
                   December 31, 1999                          62,500
                   March 31, 2000                             62,500
                   June 30, 2000                              62,500
                   September 30, 2000                         62,500
                   December 31, 2000                          62,500
                   March 31, 2001                             62,500
                   June 30, 2001                              62,500
                   September 30, 2001                         62,500
                   December 31, 2001                          62,500
                   March 31, 2002                             62,500
                   June 30, 2002                              62,500
                   September 30, 2002                         62,500
                   December 31, 2002                          62,500
                   March 31, 2003                             62,500
                   June 30, 2003                              62,500
                   September 30, 2003                         62,500
                   December 31, 2003                          62,500
                   January 28, 2004                       17,500,000

                   (b) The Tranche C Term Loan of each Tranche C Lender shall mature in 14 consecutive quarterly installments, commencing on September 30, 2000, each of which shall be in an amount equal to such Lender's Tranche C Term Loan Percentage multiplied by the amount set forth below opposite such installment:

                   Installment                          Principal Amount
                   ----------------------               ----------------
                   September 30, 2000                       $250,000
                   December 31, 2000                         250,000
                   March 31, 2001                            250,000
                   June 30, 2001                             250,000
                   September 30, 2001                        250,000
                   December 31, 2001                         250,000
                   March 31, 2002                            250,000
                   June 30, 2002                             250,000
                   September 30, 2002                        250,000
                   December 31, 2002                         250,000
                   March 31, 2003                            250,000
                   June 30, 2003                             250,000
                   September 30, 2003                        250,000
                   December 31, 2003                         200,000


          3. Amendments to Section 2.4. Section 2.4 of the Credit Agreement is hereby amended by inserting at the end thereof the following paragraph (c):

               (c) Any Revolving Credit Loans that are outstanding on the Third Amendment Effective Date shall (but only to the extent the then aggregate unpaid principal amount of such Revolving Credit Loans does not exceed $3,450,000), on and after such date, be deemed to constitute Tranche C Term Loans under this Agreement for all purposes.

          4. Amendments to Section 2.6(a). Section 2.6(a) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

               (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender, Tranche B Term Loan Lender or Tranche C Term Lender, as the case may be, (i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 8), (ii) the principal amount of each Tranche B Term Loan of such Tranche B Term Loan Lender in installments according to the amortization schedule set forth in Section 2.3(a) (or on such earlier date on which the Loans become due and payable pursuant to Section 8) and (iii) the principal amount of each Tranche C Term Loan of such Tranche C Term Loan Lender in installments according to the amortization schedule set forth in Section 2.3(b) (or on such earlier date on which the Loans become due and payable pursuant to Section 8). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.13.

          5. Amendments to Section 2.6(e). Section 2.6(e) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

               (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Tranche B Term Loans, Tranche C Term Loans or Revolving Credit Loans, as the case may be, of such Lender, substantially in the forms of Exhibit F-1 (in the case of Tranche B Term Loans and Tranche C Term Loans) or F-2 (in the case of Revolving Credit Loans), with appropriate insertions as to date and principal amount.

          6. Amendments to Section 2.9. Section 2.9 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

               2.9 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.19. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans which are Base Rate Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Tranche B Term Loans, Tranche C Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.

          7. Amendments to Section 2.10. Section 2.10 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

          (a) 2.10 Mandatory Prepayments and Commitment Reductions. Unless the Required Prepayment Lenders shall otherwise agree, if any Indebtedness shall be incurred by Holdings, the Borrower or any of its Subsidiaries (excluding any Indebtedness permitted by Section 7.2 of this Agreement), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Tranche B Term Loans and the Tranche C Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.10(d).

          (a) Unless the Required Prepayment Lenders shall otherwise agree, if on any date Holdings, the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Tranche B Term Loans and the Tranche C Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.10(d); provided, that, notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales and Recovery Events that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $3,000,000 in any fiscal year of the Borrower and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Tranche B Term Loans and the Tranche C Term Loans and the reduction of the Revolving Credit Commitments as set forth in
               Section 2.10(d).

               Unless the Required Prepayment Lenders shall otherwise agree, if, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 1998, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply the ECF Percentage of such Excess Cash Flow toward the prepayment of the Tranche B Term Loans and the Tranche C Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.10(d). Each such prepayment and commitment reduction shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after the earlier of
               (i) the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

               Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to Section 2.10 shall be applied, first, to the prepayment of the Tranche C Term Loans, second, to the prepayment of the Tranche B Term Loans, and, third, except in the case of Section 2.10(c), to reduce permanently the Revolving Credit Commitments. Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of the Revolving Credit Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Credit Commitments as so reduced, provided that if the aggregate principal amount of Revolving Credit Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent. The application of any prepayment pursuant to Section 2.10 shall be made first to Base Rate Loans and second to Eurodollar Loans. Each prepayment of the Loans under Section 2.10 (except in the case of Revolving Credit Loans that are Base Rate Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

          8. Amendments to Section 2.16(b). Section 2.16(b) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

               (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Tranche B Term Loans and the Tranche C Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Tranche B Term Loans and Tranche C Term Loans then held by the Tranche B Term Loan Lenders and the Tranche C Term Loan Lenders, as the case may be. The amount of each principal prepayment of the Tranche B Term Loans and the Tranche C Term Loans shall be applied to reduce the then remaining installments of the Tranche B Term Loans and Tranche C Term Loans pro rata based upon the then remaining principal amount thereof. Amounts prepaid on account of the Tranche B Term Loans and the Tranche C Term Loans may not be reborrowed.

          9. Amendments to Section 7.1. Section 7.1 of the Credit Agreement is hereby amended by replacing the portion of such Section provided for below in its entirety and substituting in lieu thereof the following (and the remaining portion of such Section shall not be amended and shall remain in full force and effect):

               (a) Minimum Consolidated EBITDA. Permit the Consolidated EBITDA for any period of four consecutive fiscal quarters of the Borrower (or, if less, the number of full fiscal quarters in 1998) ending with any fiscal quarter set forth below to be less than the amount set forth below opposite such fiscal quarter:


                  Fiscal Quarter               Minimum Consolidated EBITDA

                  June 30, 1999                      $12,240,000
                  September 30, 1999                 $12,500,000
                  December 31, 1999                  $15,500,000
                  March 31, 2000                     $16,900,000
                  June 30, 2000                      $18,500,000
                  September 30, 2000                 $20,250,000
                  December 31, 2000                  $21,750,000

               (b) Consolidated Total Debt Ratio. Permit the Consolidated Total Debt Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower (or, if less, the number of full fiscal quarters in 1998) ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter: Consolidated Fiscal Quarter Total Debt Ratio

                  June 30, 1999                      9.97 to 1.00
                  September 30, 1999                 9.75 to 1.00
                  December 31, 1999                  7.87 to 1.00
                  March 31, 2000                     7.25 to 1.00
                  June 30, 2000                      6.60 to 1.00
                  September 30, 2000                 6.00 to 1.00
                  December 31, 2000                  5.60 to 1.00

               (c) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower (or, if less, the number of full fiscal quarters in 1998) ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                                   Consolidated Interest
                  Fiscal Quarter                      Coverage Ratio

                  June 30, 1999                        1.00 to 1.00
                  September 30, 1999                   1.00 to 1.00
                  December 31, 1999                    1.23 to 1.00
                  March 31, 2000                       1.29 to 1.00
                  June 30, 2000                        1.40 to 1.00
                  September 30, 2000                   1.50 to 1.00
                  December 31, 2000                    1.60 to 1.00

          10. Amendments to Section 7.9. Section 7.9 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

               7.9 Limitation on Optional Payments and Modifications of Debt Instruments, etc.; Limitation on Modification of Certificate of Incorporation. (a) Make or offer to make any payment, prepayment, repurchase or redemption of or otherwise defease or segregate funds (collectively, a "Repurchase") with respect to the Senior Notes (other than scheduled interest payments required to be made in cash); provided that if (i) the Tranche B Term Loans and the Tranche C Term Loans have been repaid in full, (ii) the Consolidated Total Debt Ratio on a pro forma basis after giving effect to such Repurchase recomputed as of the last day of the most recently ended fiscal quarter of the Borrower and its Subsidiaries as if such Repurchase had occurred on the first day of the relevant period for testing such compliance shall be less than 3.50 to 1.00 and (iii) no Default or Event of Default shall have occurred and be continuing or would result therefrom, then the Borrower may Repurchase up to an aggregate principal amount of $25,000,000 of Senior Notes,
                    (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Notes (other than any such amendment, modification, waiver or other change which
                    (i) would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon and (ii) does not involve the payment of a consent fee) or (c) amend its certificate of incorporation in any manner determined by the Administrative Agent to be adverse to the Lenders without the prior written consent of the Required Lenders.

          11. Amendments to Section 10.1. Section 10.1 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

               10.1 Amendments and Waivers.  Neither this  Agreement,  any other
                    Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Agents and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders, or the Agents, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Tranche B Term Loan or any Tranche C Term Loan, reduce the stated rate of any interest, fee or letter of credit commission payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Credit Commitment, in each case without the consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this
                    Section 10.1 or reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; (iii) amend, modify or waive any condition precedent to any extension of credit under the Revolving Credit Facility set forth in Section 5.2 (including, without limitation, in connection with any waiver of an existing Default or Event of Default) without the written consent of the Majority Revolving Credit Facility Lenders; (iv) reduce the percentage specified in the definition of Majority Facility Lenders without the written consent of all Lenders under each affected Facility; (v) amend, modify or waive any provision of Section 9 without the written consent of the Agents; (vi) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender or (vii) amend, modify or waive any provision of Section 2.10 without the written consent of the Required Prepayment Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          12. Amendments to Section 10.6(e). Section 10.6(e) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

               (a) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof or a Person under common management with such Lender, by the Borrower, the Administrative Agent, the Syndication Agent and the Issuing Lender) together with payment to the Administrative Agent of a registration and processing fee of $2,000 (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to Lehman Commercial Paper Inc. or (z) in the case of an Assignee which is already a Lender or is an affiliate of a Lender or a Person under common management with a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note and/or Term Notes, as the case may be, of the assigning Lender) a new Revolving Credit Note and/or Term Notes, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment and/or applicable Tranche B Term Loans and/or applicable Tranche C Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Revolving Credit Commitment and/or Tranche B Term Loans and/or Tranche C Term Loans, as the case may be, upon request, a new Revolving Credit Note and/or Term Notes, as the case may be, to the order of the assigning Lender in an amount equal to the Revolving Credit Commitment and/or applicable Tranche B Term Loans and/or applicable Tranche C Term Loans, as the case may be, retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Note replaced thereby.

          13. Amendment to Annex A. Annex A to the Credit Agreement is hereby amended by deleting such Annex A in its entirety and substituting in lieu thereof Annex A hereto.

               I. Agreement. The Revolving Credit Commitments shall be increased to $6,500,000, and Schedule 1.1A is hereby amended by deleting such Schedule in its entirety and substituting in lieu thereof Schedule 1.1A hereto.

               II. Waiver of Financial Covenants. The Lenders hereby waive compliance by the Borrower with the financial covenants contained in Section 7.1 of the Credit Agreement for the period of four consecutive fiscal quarters of the Borrower ending June 30,1999, but only to the extent that the Borrower would have been in compliance with such covenants as amended by this Amendment.

               III. Conditions   to    Effectiveness;    Cessation   of   Waiver
                    Effectiveness if Condition Not Satisfied. This Amendment shall become effective on the date (the "Amendment Effective Date") on which (i) the Borrower, the Subsidiary Guarantors, the Agents and the Lenders shall have executed and delivered this Amendment, (ii) the Borrower shall have received at least $4,000,000 in gross proceeds from the issuance to Weiss, Peck & Greer, L.L.C. and Centre Partners Management LLC and/or their Control Investment Affiliates of shares of its common stock, (iii) the Borrower shall have paid to Administrative Agent for distribution to each Lender the fees set forth on Annex B hereto and (iv) the Borrower shall have paid the fees and reimbursed the disbursements of counsel to the Agents.

               IV.  General

                    1. Representation and Warranties. To induce the Agents and the Lenders parties hereto to enter into this Amendment, the Borrower hereby represents and warrants to the Agent and all of the Lenders as of the Amendment Effective Date that (a) the representations and warranties made by the Loan Parties in the Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date, after giving effect to the effectiveness of this Amendment, as if made on and as of the Amendment Effective Date and (b) no Default or Event of Default shall have occurred and be continuing.

                    2. Payment of Expenses. The Borrower agrees to pay or reimburse the Agents for all of their out-of-pocket costs and reasonable expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel.

                    3. No Other Amendments; Confirmation. Except as expressly amended, modified and supplemented hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. This Amendment shall be a Loan Document.

                    4. Governing Law; Counterparts. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                    (a) This Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.


     a) IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.



     NCI ACQUISITION CORPORATION


     By:
     Name:
     Title:


     NATIONWIDE CREDIT, INC.


     By:
     Name:
     Title:


     LEHMAN COMMERCIAL PAPER INC., as
     Syndication Agent and as a Lender


     By:
     Name:
     Title:


     BHF (USA) CAPITAL CORPORATION,


     By:
     Name:
     Title:


     By:
     Name:
     Title:


     FLEET CAPITAL CORPORATION, as Administrative Agent and as a Lender


     By:
     Name:
     Title:


     BALANCED HIGH-YIELD FUND I LTD.
     By:    BHF (USA) Capital Corporation
            acting as attorney-in-fact


     By:
      Name:
      Title:





     The foregoing Third Amendment and Consent Agreement is hereby consented and agreed to:


     NCI MERGER CORPORATION


     By:
     Name:
     Title:






                                     Annex A


                                  Pricing Grid



     Consolidated                  Applicable Margin                        Applicable Margin
      Total Debt                 for Eurodollar Loans                      for Base Rate Loans
        Ratio           ---------------------------------------- ----------------------------------------
                         Revolving     Tranche B    Tranche C     Revolving    Tranche B     Tranche C      Commitment
                           Credit        Term       Term Loans     Credit        Term       Term Loans         Fee
                           Loans         Loans                      Loans        Loans                         Rate
----------------------- ------------- ------------ ------------- ------------ ------------ -------------- ---------------
6.00 to 1.00             3.500%       3.750%        4.000%       2.500%       2.750%        3.000%          0.625

< 6.00 to 1.00           3.250%       3.500%        3.750%       2.250%       2.500%        2.750%          0.500
but   5.50 to 1.00

< 5.50 to 1.00           3.000%       3.250%        3.500%       2.000%       2.250%        2.500%          0.375
but   5.00 to 1.00

< 5.00 to 1.00           2.875%       3.125%        3.375%       1.875%       2.125%        2.375%          0.375
but   4.50 to 1.00

< 4.50 to 1.00           2.625%       3.000%        3.250%       1.625%       2.000%        2.250%          0.375
but   4.00 to 1.00

< 4.00 to 1.00           2.500%       2.875%        3.125%       1.500%       1.875%        2.125%          0.375
but   3.50 to 1.00

< 3.50 to 1.00           2.375%       2.750%        3.000%       1.375%       1.750%        2.000%          0.250



Changes in the Applicable Margin with respect to the Revolving Credit Loans, the Tranche B Term Loans and the Tranche C Term Loans resulting from changes in the Consolidated Total Debt Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the Lenders pursuant to Section 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Total Debt Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 6.00 to 1. In addition, at all times while an Event of Default shall have occurred and be continuing, the Consolidated Total Debt Ratio shall for the purposes of this definition be deemed to be greater than 6.00 to 1. Each determination of the Consolidated Total Debt Ratio pursuant to this definition shall be made with respect to the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.

                                     Annex B


                                      Fees

1. For each Lender that executes the Amendment prior to August 13, 1999, an amendment fee equal to the product of 0.25% times such Lender's Aggregate Exposure immediately before giving effect to the Amendment.

2. An upfront fee in an amount equal to the product of 1.00% times the amount by which such Lender's Aggregate Exposure in effect after giving effect to the Amendment exceeds such Lender's Aggregate Exposure immediately before giving effect to the Amendment.

                               SCHEDULE 1.1A




                   COMMITMENTS: LENDING OFFICES AND ADDRESSES


                                                         Commitments
  Name of Lender and                                                          Tranche B
Information for Notices                  Revolving Credit                     Term Loan

Lehman Commercial Paper Inc.             $3,157,141.00                     $9,685,000.00

Fleet Capital Corporation                $1,671,429.50                     $4,470,000.00

Balanced High-Yield Fund I Ltd.          $0                                $4,470,000.00

BHF (USA) Capital Corporation            $1,671,429.50                     $0
